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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998
                                                        REGISTRATION NO. 333-

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  ------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------
                                     ENCAD, INC.
                (Exact name of Registrant as specified in its charter)

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                DELAWARE                                95-3672088
      (State or other jurisdiction            (IRS Employer Identification No.)
    of incorporation or organization)
                                6059 CORNERSTONE COURT
                           WEST SAN DIEGO, CALIFORNIA 92121
                 (Address of principal executive offices) (Zip code)

                                  ------------------
                       1993 STOCK OPTION/STOCK ISSUANCE PLAN
                          1997 SUPPLEMENTAL STOCK OPTION PLAN
                         NON-STATUTORY STOCK OPTION AGREEMENT
                               (Full title of the Plan)

                                  ------------------
                                   DAVID A. PURCELL
                         CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                     ENCAD, INC.
               6059 CORNERSTONE COURT, WEST SAN DIEGO, CALIFORNIA 92121
                                    (619) 452-0882
            (Telephone number, including area code, of agent for service)

                                  ------------------

                           CALCULATION OF REGISTRATION FEE

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                                       Proposed       Proposed
     Title of                           Maximum       Maximum
    Securities           Amount         Offering      Aggregate      Amount of
      to be              to be           Price        Offering      Registration
    Registered        Registered(1)     per Share       Price           Fee
    ----------        ----------        ---------       -----           ---

1993 STOCK OPTION/
STOCK ISSUANCE PLAN

Common Stock,
$0.001 par value      240,000 shares   $24.94(2)     $5,985,600(2)   $1,765.75
                      -------          --------      ------------    ---------

1997 SUPPLEMENTAL
STOCK OPTION PLAN

Common Stock,
$0.001 par value      140,000 shares   $24.94(2)     $3,491,600(2)   $1,030.02
                      -------          --------      ------------    ---------

NON-STATUTORY STOCK
OPTION AGREEMENT

Common Stock,
$0.001 par value       30,000 shares   $24.94(2)     $  748,200(2)   $  220.72
                      -------          --------      ------------    ---------

                                                Aggregate Filing Fee $3,016.49
                                                                     ---------

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(1)  This Registration Statement shall also cover any additional shares of
     Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan or the 1997 Supplemental Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of ENCAD, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of ENCAD, Inc. on January 23, 1998 as reported on the Nasdaq National Market.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     ENCAD, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, filed with the SEC on March 28, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the SEC on May 5, 1997, August 8, 1997 and November 14, 1997, respectively; and

     (c) The Registrant's Registration Statement No. 001-12652 on Form 8-A filed with the SEC on December 6, 1993 in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.


     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall, to the fullest extent authorized by Delaware law, indemnify any director who is made, or is threatened to be made, a party to an action or proceeding, whether civil or criminal, administrative or investigative, by reason of being a director of the Registrant or a predecessor corporation of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation; provided, however, that the Registrant shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Registrant's Board of Directors (the "Board"). The Bylaws further provide that such indemnification provisions shall: (i) not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholder or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws provide that the Registrant's obligation to provide indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person. The Bylaws further provide that the Board in its discretion shall have the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

     In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct, (iii) for knowing violations of law, (iv) for actions leading to improper personal benefit to the director, and (iv) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law.

     The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit No.    Exhibit
-----------    -------

     4         Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 001-12652 on Form 8-A,
               which is incorporated herein by reference pursuant to Item 3(d)
               of this Registration Statement.
     5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1      Consent of Deloitte & Touche, LLP, Independent Public
               Accountants.
     23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
     24        Power of Attorney.  Reference is made to page II-5 of this
               Registration Statement.
     99.1      1993 Stock Option/Stock Issuance Plan, as amended.
     99.2      1997 Supplemental Stock Option Plan.
     99.3      Form of Notice of Grant of Stock Option.
     99.4      Form of Stock Option Agreement.
     99.5      Form of Non-Statutory Stock Option Agreement

ITEM 9.  UNDERTAKINGS

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     A.   The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan or the Registrant's 1997 Supplemental Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West San Diego, State of California on January 26, 1998.


                                             ENCAD, INC.


                                             By: /s/ DAVID A PURCELL
                                                -------------------------------
                                                  David A. Purcell
                                                  Chief Executive Officer
                                                  and Director



                                  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of ENCAD, Inc., a Delaware corporation, do hereby constitute and appoint David A. Purcell and Richard A. Plante and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                         Title                         Date
----------                         -----                         ----



/s/ DAVID A. PURCELL
--------------------      Chief Executive Officer            January 26, 1998
David A. Purcell          and Director (Principal
                          Executive Officer)

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Signatures                         Title                         Date
----------                         -----                         ----



/s/ RICHARD A. PLANTE
-------------------      President and                      January 26, 1998
Richard A. Plante        Chief Operating Officer


/s/ TODD W. SCHMIDT
-------------------      Vice President and                 January 26, 1998
Todd W. Schmidt          Chief Financial Officer
                         (Principal Financial and
                          Accounting Officer)
/s/ ROBERT V. ADAMS
-------------------      Director                           January 26, 1998
Robert V. Adams


/s/ RONALD J.HALL
-------------------      Director                           January 26, 1998
Ronald J. Hall


/s/ HOWARD L. JENKINS
---------------------      Director                         January 26, 1998
Howard L. Jenkins


/s/ CHARLES E. VOLPE
--------------------     Director                           January 26, 1998
Charles E. Volpe


/s/ CRAIG S. ANDREWS
--------------------      Director                          January 26, 1998
Craig S. Andrews

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                     ENCAD, INC.

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                                    EXHIBIT INDEX

Exhibit
  No.          Exhibit
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     4         Instruments Defining Rights of Stockholders. Reference is made to
                 Registrant's Registration Statement No. 00-112652 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
     5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1      Consent of Deloitte & Touche LLP, Independent Public Accountants.
     23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
     24        Power of Attorney.  Reference is made to page II-5 of this
                 Registration Statement.
     99.1      1993 Stock Option/Stock Issuance Plan, as amended.
     99.2      1997 Supplemental Stock Option Plan.
     99.3      Form of Notice of Grant of Stock Option.
     99.4      Form of Stock Option Agreement.
     99.5      Form of Non-Statutory Stock Option Agreement.